EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in each of the following Registration Statements of Anixter International Inc. and in the related Prospectuses of our reports dated February 20, 2008, with respect to the consolidated financial statements and schedules of Anixter International Inc. and the effectiveness of internal control over financial reporting of Anixter International Inc., included in this Annual Report (Form 10-K) for the year-ended December 28, 2007.

FORM AND REGISTRATION STATEMENT NO.	PURPOSE

FORM S-8 No. 33-13486	1987 Key Executive Equity Plan
FORM S-8 No. 33-38364	1989 Employee Stock Incentive Plan
FORM S-8 No. 333-05907	1996 Stock Incentive Plan
FORM S-8 No. 333-56815	1998 Mid-Level Stock Option Plan
FORM S-8 No. 333-56935	1998 Stock Incentive Plan
FORM S-8 No. 333-103270	2001 Stock Incentive Plan
FORM S-8 No. 333-104506	2001 Mid-Level Stock Option Plan
FORM S-3 No. 333-121428	$200 million Shelf Registration
FORM S-3 ASR No. 333-143007	$300 million Senior Convertible Notes Due 2013
FORM S-8 No. 333-145318	2006 Stock Incentive Plan
ERNST & YOUNG LLP
Chicago, Illinois
February 20, 2008